EXHIBIT 21
Subsidiaries of the Registrant
As of February 28, 2017, the following is a list of the parent (Registrant) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
1.	PerkinElmer, Inc.	Massachusetts	N/A
2.	Caliper Life Sciences, Inc.	Delaware	PerkinElmer Holdings, Inc.
3.	Cambridge Research & Instrumentation, Inc.	Delaware	Caliper Life Sciences, Inc.
4.	PerkinElmer Health Sciences, Inc.	Delaware	PerkinElmer Holdings, Inc.
5.	PerkinElmer Informatics, Inc.	Delaware	PerkinElmer Holdings, Inc.
6.	PerkinElmer Medical Holdings, Inc.	Delaware	PerkinElmer Holdings, Inc.
7.	PerkinElmer Medical Imaging, LLC	Delaware	PerkinElmer Medical Holdings, Inc.
8	ViaCord, LLC	Delaware	PerkinElmer Holdings, Inc.
9.	VisEn Medical Inc.	Delaware	PerkinElmer Health Sciences, Inc.
10.	Xenogen Corporation	Delaware	Caliper Life Sciences, Inc.
11.	NovaScreen Biosciences Corporation	Maryland	Caliper Life Sciences, Inc.
12.	PerkinElmer Holdings, Inc.	Massachusetts	PerkinElmer, Inc.
13.	Perten Instruments, Inc.	Nevada	PerkinElmer Health Sciences, Inc.
14.	PerkinElmer Genetics, Inc.	Pennsylvania	PerkinElmer Holdings, Inc.
15.	Bioo Scientific Corporation	Texas	PerkinElmer Holdings, Inc.
16.	PerkinElmer Automotive Research, Inc.	Texas	PerkinElmer Holdings, Inc.
17.	Geospiza, Inc.	Washington	PerkinElmer Holdings, Inc.
18.	Perkin-Elmer Argentina S.R.L.	Argentina	PerkinElmer Holdings, Inc. (98%) [1]
19.	PerkinElmer Pty. Ltd.	Australia	PerkinElmer Holdings, Inc.
20.	Perten Instruments of Australia Pty Ltd.	Australia	Perten Instruments AB
21.	PerkinElmer Vertriebs GmbH	Austria	Wellesley B.V.
22.	PerkinElmer BVBA	Belgium	PerkinElmer Life Sciences International Holdings[2]
23.	PerkinElmer do Brasil Ltda.	Brazil	PerkinElmer International C.V. (99%)[3]
24.	PerkinElmer Health Sciences Canada, Inc.	Canada	PerkinElmer Life Sciences International Holdings
25.	Perten Instruments Inc.	Canada	Perten Instruments AB
26.	Perkin Elmer Chile Ltda.	Chile	PerkinElmer Health Sciences, Inc. (68%)[4]
27.	PerkinElmer Healthcare Diagnostics (Shanghai) Co., Ltd.	China	PerkinElmer IVD Pte Ltd.
28.	PerkinElmer Management (Shanghai) Co., Ltd.	China	PerkinElmer Singapore Pte Ltd.
29.	Perten Instruments (Beijing) Co., Ltd.	China	Perten Instruments AB
30.	Shanghai Haoyuan Biotech Co., Ltd.	China	PerkinElmer Holding Luxembourg S.à r.l.
31.	Suzhou PerkinElmer Medical Laboratory Co., Ltd.	China	Suzhou Sym-Bio Lifescience Co., Ltd.
32.	Suzhou Sym-Bio Lifescience Co., Ltd.	China	PerkinElmer Healthcare Diagnostics (Shanghai) Co., Ltd.
33.	PerkinElmer Danmark A/S	Denmark	Wallac Oy
34.	PerkinElmer Finland Oy	Finland	Wallac Oy
35.	PerkinElmer Investments Ky	Finland	PerkinElmer Finance Luxembourg S.à r.l.[5]
36.	PerkinElmer Oy	Finland	Wellesley B.V.
37.	Wallac Oy	Finland	PerkinElmer Oy
38.	PerkinElmer SAS	France	PerkinElmer Nederland B.V.
39.	Perten Instruments France SASU	France	Perten Instruments AB
40.	SOCOMA-PERTEN SAS	France	PerkinElmer SAS
41.	PerkinElmer Cellular Technologies Germany GmbH	Germany	PerkinElmer LAS (Germany) GmbH
42.	PerkinElmer chemagen Technologie GmbH	Germany	PerkinElmer Cellular Technologies Germany GmbH
43.	PerkinElmer LAS (Germany) GmbH	Germany	PerkinElmer Holdings, Inc.
44.	PerkinElmer Technologies GmbH & Co. KG	Germany	PerkinElmer Cellular Technologies Germany GmbH (60%)[6]
45.	Perten Instruments GmbH	Germany	Perten Instruments AB
46.	PerkinElmer (Hong Kong) Ltd.	Hong Kong	PerkinElmer Holdings, Inc.
47.	Orchid Biomedical Systems Pvt Ltd.	India	Tulip Diagnostics Pvt Ltd.
48.	PerkinElmer Health Sciences Pvt Ltd.	India	PerkinElmer IVD Pte Ltd. (91%)[7]
49.	PerkinElmer (India) Pvt Ltd.	India	PerkinElmer Singapore Pte Ltd.[8]

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
50.	Tulip Diagnostics Pvt Ltd.	India	PerkinElmer Holding Luxembourg S.à r.l. (99%)[9]
51.	PerkinElmer (Ireland) Ltd.	Ireland	Wellesley B.V.
52.	PerkinElmer Israel Ltd.	Israel	PerkinElmer Holding Luxembourg S.à r.l.
53.	Perkin Elmer Italia SpA	Italy	Wellesley B.V.
54.	Perten Instruments Italia Srl	Italy	Perten Instruments AB
55.	PerkinElmer Japan Co. Ltd.	Japan	PerkinElmer Life Sciences International Holdings (97%)[10]
56.	Perkin Elmer Yuhan Hoesa	Korea	PerkinElmer International C.V.
57.	PerkinElmer Finance Luxembourg S.à r.l.	Luxembourg	PerkinElmer Holding Luxembourg S.à r.l.
58.	PerkinElmer Holding Luxembourg S.à r.l.	Luxembourg	PerkinElmer International C.V.
59.	Perkin Elmer Sdn. Bhd.	Malaysia	PerkinElmer International C.V.
60.	Perkin Elmer de Mexico, S.A.	Mexico	PerkinElmer Holdings, Inc.[11]
61.	Delta Instruments B.V.	Netherlands	PerkinElmer Health Sciences B.V.
62.	PerkinElmer Health Sciences B.V.	Netherlands	PerkinElmer Life Sciences International Holdings
63.	PerkinElmer International C.V.	Netherlands	PerkinElmer Holdings, Inc.[12]
64.	PerkinElmer Nederland B.V.	Netherlands	Wellesley B.V.
65.	Wellesley B.V.	Netherlands	PerkinElmer Holding Luxembourg S.à r.l.
66.	PerkinElmer Norge AS	Norway	Wallac Oy
67.	Perkin-Elmer Instruments (Philippines) Corporation	Philippines	PerkinElmer Holdings, Inc.
68.	PerkinElmer Polska Sp zo.o.	Poland	Wellesley B.V.
69.	PerkinElmer Shared Services Sp zo.o.	Poland	Wellesley B.V.
70.	PerkinElmer IVD Pte Ltd.	Singapore	Wallac Oy
71.	PerkinElmer Singapore Pte Ltd.	Singapore	PerkinElmer International C.V.
72.	PerkinElmer South Africa (Pty) Ltd.	South Africa	Wellesley B.V.
73.	Integromics, S.L.	Spain	PerkinElmer España, S.L.
74.	PerkinElmer España, S.L.	Spain	Wellesley B.V.
75.	PerkinElmer Sverige AB	Sweden	Wallac Oy
76.	PerkinElmer Sweden Health Sciences Holdings AB	Sweden	PerkinElmer Holdings, Inc.
77.	Perten Instruments AB	Sweden	PerkinElmer Holding Luxembourg S.à r.l.
78.	Vanadis Diagnostics AB	Sweden	Perten Instruments AB
79.	PerkinElmer (Schweiz) AG	Switzerland	Wellesley B.V.
80.	PerkinElmer Taiwan Corporation	Taiwan	PerkinElmer Holding Luxembourg S.à r.l.
81.	PerkinElmer Limited	Thailand	PerkinElmer, Inc.
82.	PerkinElmer Saglik ve Çevre Bilimleri Ltd.	Turkey	PerkinElmer Holding Luxembourg S.à r.l.
83.	Dexela Limited	United Kingdom	PerkinElmer Holding Luxembourg S.à r.l.
84.	PerkinElmer LAS (UK) Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
85.	PerkinElmer Life Sciences International Holdings	United Kingdom	PerkinElmer Health Sciences, Inc.
86.	PerkinElmer Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
87.	PerkinElmer (UK) Holdings Ltd.	United Kingdom	Wellesley B.V.
___________________________

[1]	PerkinElmer Health Sciences, Inc. owns 2%.

[2]	PerkinElmer Holdings, Inc. owns a de minimus share.

[3]	PerkinElmer Holdings, Inc. owns 1%; PerkinElmer Health Sciences, Inc. owns a de minimus share.

[4]	PerkinElmer Holdings, Inc. owns 32%.

[5]	PerkinElmer Holding Luxembourg S.à r.l. owns a de minimus share.

[6]	PerkinElmer Automotive Research, Inc. owns 40%.

[7]	Surendra Genetic Laboratory & Research Centre Pvt Ltd. owns 9%.

[8]	Wellesley B.V. owns a de minimus share.

[9]	Individual shareholders own 1%.

[10]	Wallac Oy owns 3%.

[11]	PerkinElmer, Inc. owns a de minimus share.

[12]	PerkinElmer, Inc. owns 1%.